EXHIBIT 99.1

ROYALE ACQUIRES ADDITIONAL ALASKA NORTH SLOPE ACREAGE
Company Secures 5,803 acres in Western Block

San Diego, August 1, 2013 – Royale Energy, Inc. (NASDAQ:ROYL) today announced that it has acquired an additional 5,803 acres immediately adjacent to its existing western acreage block, in Alaska. The company had been awarded the acreage pursuant to the 2011 North Slope Areawide Lease Sale, which the state had not previously been able to deliver until last month.

Royale has reached an agreement with Rampart Energy, LTD to add the additional acreage to the existing agreement upon receipt of a cash payment on the same terms.

Rampart has also engaged Netherland, Sewell & Associates, Inc. Worldwide Petroleum Consultants, www.netherlandsewell.com, to perform a Resource Evaluation of our acreage. Results of this report are expected to be made public in August.

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Forward Looking Statements
In addition to historical information contained herein, this news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, subject to various risks and uncertainties that could cause the company’s actual results to differ materially from those in the “forward-looking” statements. While the company believes its forward looking statements are based upon reasonable assumptions, there are factors that are difficult to predict and that are influenced by economic and other conditions beyond the company’s control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

Contact:
Royale Energy, Inc.
Chanda Idano, Director of Marketing & PR
619-881-2800
chanda@royl.com
http://www.royl.com